EXHIBIT 16.1

July 17, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of First Foods Group, Inc. dated July 12, 2017 and agree with the statements concerning our Firm contained therein.

Very truly yours,

CohnReznick LLP